UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report – February 28, 2007

(Date of earliest event reported)

QUESTAR CORPORATION
(Exact name of registrant as specified in charter)

STATE OF UTAH                                        1-8796                                87-0407509

(State of other jurisdiction of            (Commission File No.)             (I.R.S. Employer

incorporation or organization)                                                          Identification No.)

180 East 100 South Street, P.O. Box 45433 Salt Lake City, Utah 84145-0433
(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-5000

                                  Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

       CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

       CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2007, the Company amended its employment agreement with Keith O. Rattie to increase his mandatory shareholding requirement from three times his base salary to eight times his base salary.  The amendment is filed as an exhibit under Item 9.01 Financial Statements and Exhibits.

Item 9.01   Financial Statements and Exhibits.

          (c)   Exhibits.

Exhibit No.

Exhibit

99.1

Amendment to contract between Questar Corporation and Keith O. Rattie.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION

   (Registrant)

March 2, 2007

/s/S. E. Parks

S. E. Parks

Senior Vice President and

Chief Financial Officer

List of Exhibits:

Exhibit No.

Exhibit

99.1

Amendment to contract between Questar Corporation and Keith O. Rattie.

Ex 99.1

Amendment to contract between Questar Corporation and Keith O. Rattie

Second Amendment to

Employment Agreement between

Questar Corporation and Keith O. Rattie

This Second Amendment to Employment Agreement is dated as of February 28, 2007, and is between Questar Corporation (Company) and Keith O. Rattie (Executive).

The parties represent as follows:

A.  Company and Executive are parties to that Employment Agreement dated February 1, 2004 (the 2004 Agreement) regarding Executive’s continued employment with Company.

B.  The parties desire to amend the 2004 Agreement to reflect that Executive is to acquire and retain shares of the Company’s common stock having a value equal to at least eight times his annual Base Salary.

For sufficient consideration, the parties agree that the Stock Ownership paragraph of Article 5 of the 2004 Agreement shall be amended by replacing the phrase “at least three times his annual Base Salary” in the second sentence to “at least eight times his annual Base Salary.”

Except as amended hereto, all other terms and conditions shall remain the same.

The parties have executed this Second Amendment to the 2004 Agreement on the date first above written.

KEITH O. RATTIE

By__________________________

QUESTAR CORPORATION

By__________________________

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